UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):            June 22, 2015

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

    516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)               On June 22, 2015, Coach, Inc. (“Coach” or the “Company”) entered into letter agreements (the “Letter Agreements”) outlining modified employment terms for the following named executive officers (the “NEOs”):

Victor Luis – Chief Executive Officer;

Todd Kahn – Global Corporate Affairs Officer, General Counsel and Secretary;

Sarah Dunn – Global Human Resources Officer; and

Jane Nielsen – Chief Financial Officer.

The Human Resources Committee of the Coach Board of Directors (the “Committee”), with the support of the Company’s management, approved the elimination of transportation benefits for the NEOs and provided for each affected NEO to receive a lump-sum payment equal to two (2) times such NEO’s annual transportation benefits in consideration for the elimination of the transportation benefits (Mr. Luis currently does not receive transportation benefits; Mr. Kahn, Ms. Dunn and Ms. Nielsen will receive payments of $96,000, $79,045 and $86,675, respectively, in each case less applicable withholdings).  The Committee further concluded that the NEOs be required to provide the Company with three (3) months’ advance written notice of the NEO’s intent to terminate employment, with financial clawback penalties for violating such notice requirements (Mr. Luis and Ms. Nielsen were already required to provide such notice, but were not previously subject to the clawback penalties for failing to comply with notice requirements).  In addition, the Committee approved increasing the severance period upon a termination of employment by the Company without cause to twelve (12) months for Mr. Kahn and Ms. Dunn (Mr. Luis and Ms. Nielsen were each already eligible for at least twelve (12) months of severance, so their severance periods were not increased), and providing that an NEO’s salary payments during a notice or severance period will not reflect reductions in salary made during the sixty (60)-day period immediately prior to the date of notice or termination, as applicable.  The Letter Agreements amend each NEO’s existing employment letter, to the extent necessary, to reflect these modified employment terms.

Except as specifically set forth in the Letter Agreements and summarized herein, the terms and conditions of each NEO’s employment with Coach (including the terms of any employment letter, restrictive covenants agreement or equity agreement between the NEO and Coach) remain in effect following the effective date of the Letter Agreements.

The Letter Agreements are filed as Exhibit 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summary is qualified in its entirety by the terms of the actual Letter Agreements.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

10.1	Letter Agreement, dated June 22, 2015, between Coach and Victor Luis

10.2	Letter Agreement, dated June 22, 2015, between Coach and Todd Kahn

10.3	Letter Agreement, dated June 22, 2015, between Coach and Sarah Dunn

10.4	Letter Agreement, dated June 22, 2015, between Coach and Jane Nielsen

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 26, 2015
COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer, General
Counsel and Secretary

EXHIBIT INDEX

10.1	Letter Agreement, dated June 22, 2015, between Coach and Victor Luis

10.2	Letter Agreement, dated June 22, 2015, between Coach and Todd Kahn

10.3	Letter Agreement, dated June 22, 2015, between Coach and Sarah Dunn

10.4	Letter Agreement, dated June 22, 2015, between Coach and Jane Nielsen